ACTIVE/104115174.6 C4 THERAPEUTICS, INC. AMENDMENT NO. 1 TO 2020 STOCK OPTION AND INCENTIVE PLAN This Amendment No. 1 (the “Amendment”) to the C4 Therapeutics, Inc. (“Company”) 2020 Stock Option and Incentive Plan (the “Plan”) amends the Plan as set forth below, effective as of October 7, 2024, which is the date this Amendment was approved by the Company’s Board of Directors (the “Board”). All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan. WHEREAS: Prior to the adoption of the Amendment, the Administrator was authorized to reduce the exercise prices of or otherwise effect repricings of outstanding Stock Appreciation Rights and Stock Options without the requirement of stockholder approval; and WHEREAS: The Board desires to remove this entitlement from the Plan such that any future reductions in exercise price or repricings of outstanding Stock Appreciation Rights or Stock Options would require approval by both the Administrator and the Company’s stockholders NOW, THEREFORE, Section 16 of the Plan be and hereby is amended and restated to read as follows (with the operative sentence removed): SECTION 16. AMENDMENTS AND TERMINATION The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d). Except to the extent amended hereby, all terms and provisions of the Plan shall remain in full force and effect.